SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 7, 2012

Date of Report (date of earliest event reported)

LEGEND OIL AND GAS LTD.

(Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1218 Third Avenue, Suite 505

Seattle, WA 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 274-5165

1420 5TH Ave., Suite 2200

Seattle, WA 98101

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see Item 2.01 below.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 26, 2012, Legend Energy Canada Ltd., a wholly owned subsidiary of Legend Oil and Gas, Ltd. (the “Company”) entered into a royalty and general right agreement with Range Royalty Limited Partnership, a partnership existing in Alberta, Canada, and agreed to sell its interests in the Red Earth area of Alberta, Canada. The gross proceeds, before costs of sale, are CA$750,000 and closing occurred on August 7, 2012. The assets consist of petroleum and natural gas rights pertaining to and describing certain lands in the Red Earth area of Alberta. The net proceeds from the sale of the Red Earth interests will be credited to the Company’s Canadian full cost pool with no gain or loss recognized. At December 31, 2011, the discounted future net cash flows associated with the Red Earth interest amounted to CA$537,000.

Other than in respect to the disclosed transaction herein, there is no material relationship between the Company and Range Royalty Limited Partnership.

Item 9.01	Exhibits

99	Royalty and General Rights Conveyance Agreement, dated August 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2012

LEGEND OIL AND GAS LTD

By:	/s/ Marshall Diamond-Goldberg
Marshall Diamond-Goldberg President